EXHIBIT 99.1

China Sun Group High-Tech Co. Receives Two Distinguished Awards from the Chinese Municipal Government for DLX's Li-On Battery Material

Press Release
Source: China Sun Group High-Tech Co.
On Tuesday August 25, 2009, 11:28 am EDT

LIAONING PROVINCE, China, Aug. 25, /PRNewswire-FirstCall/ -- China Sun Group High-Tech Co. (OTC Bulletin Board: CSGH - News), which through its wholly-owned subsidiary Dalian Xinyang High-Tech Development Co. Ltd. ("DLX") has the second largest cobalt series production capacity in the People's Republic of China ("PRC"), announced today the receipt of two distinguished awards for DLX's lithium iron phosphate (Li-Ion) battery material. DLX's new product was awarded the "Scientific and Technological Achievement in 2009" by the Scientific and Technological Committee of Dalian Municipal Government, and the "New Energy and New Product" by the Economic Committee of Dalian Municipal Government. DLX's Li-Ion product is a next-generation anode material used in the production of eco-friendly batteries that power electric/hybrid vehicles.

China Sun Group also noted that it was recently recognized as a standout player in China's Li-Ion space. In an August 13, 2009 article on TheStreet.Com, author Rick Pearson, stated, "My new pick for playing the profitable Li-ion space is China Sun Group. CSGH is poised to benefit strongly from increased investment in the end-use battery manufacturing space because it is a supplier of cobalt-based and lithium iron phosphate products to the end-use battery makers," said Pearson. "China Sun's position as a supplier to battery makers, as opposed to being a battery maker itself, is a favorable investment consideration, yet it continues to trade at a significant discount (to its competitors)."

"These awards validate that DLX's lithium iron phosphate is a state-of-the-art product that meets the highest standards of our local government," said Bin Wang, CEO of China Sun Group. "Each accolade we receive for our Li-Ion product is a step in the right direction toward making our latest green battery components a reality."

About China Sun Group

China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Dalian Xinyang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn.

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Contact:
China Sun Group
Thomas Yang
Assistant to the President
Tel: 917-432-9350 (U.S.) or
86 411 8288 9800/8289 2376 (China)
Fax: 86 411 8289-2739
e-mail: yang_xianfu@yahoo.com.cn